Exhibit 10.1

SECOND AMENDMENT

TO

ASSET PURCHASE AGREEMENT

     This Second Amendment to the Asset Purchase Agreement (as defined below), dated as of July 18, 2005 (this “Second Amendment”), is by and between Xanodyne Pharmaceuticals, Inc., a Delaware corporation (“Purchaser”), aaiPharma Inc., a Delaware corporation (“Parent”), and aaiPharma, LLC, a Delaware limited liability company (together with Parent, “Sellers”).

RECITALS

     A.      This Second Amendment amends that certain Asset Purchase Agreement by and among Sellers and Purchaser, dated as of May 6, 2005 as amended by that certain First Amendment to the Asset Purchase Agreement by and among Seller and Purchasers dated as of June 7, 2005 (the “Asset Purchase Agreement”).

     B.      Sellers and Purchaser desire to further modify the Asset Purchase Agreement, pursuant to Section 13.5 of the Asset Purchase Agreement, upon the terms and conditions set forth in this Second Amendment.

     C.      Capitalized terms contained herein shall have the meaning ascribed to them in the Asset Purchase Agreement, unless otherwise expressly set forth herein

AGREEMENT

     NOW, THEREFORE, Sellers and Purchaser hereby agree as follows:

ARTICLE I
AMENDMENTS

     Section 1.1      The following definitions set forth in Section 1.1 of the Asset Purchase Agreement are hereby amended and restated as follows:

     "‘Manufacturing Agreement’ means the agreement between Purchaser and Sellers substantially in the form attached hereto as Annex A.”

     "‘Services Agreement’ means the agreement to provide services with respect to the Marketed Products, Purchaser Developed Products, Lifecycle Products, and New Products, substantially in the form attached hereto as Annex B.”

     Section 3.1      Section 3.1 of the Asset Purchase Agreement is hereby amended and restated in its entirety to read as follows:

     “Consideration. The aggregate consideration for the Purchased Assets shall be (i) the payment by Purchaser to Seller, in the manner provided in Section 3.9 hereof, of $209,250,000, less the Development Costs, if any (the “Purchase Price”), provided that if the Closing Date does not occur by October 8, 2005 (the “Adjustment Deadline”), the Purchase Price shall be reduced by $1,500,000 on each weekly anniversary of the Adjustment Deadline prior to the Closing Date (the “Purchase Price Adjustment”), provided that the Purchase Price Adjustment shall not be applicable to any week (or portion thereof) after the Adjustment Deadline in which there shall be an uncured breach by Purchaser of covenant or agreement contained in this Agreement which would result in a failure of a condition set forth in Section 10.2 or 10.3 and all other conditions set forth in Article X (other than conditions that by their nature are to be satisfied at the Closing) to have been satisfied; provided, further, that in no event, shall the Purchase Price Adjustment exceed $6,000,000 in the aggregate, (ii) the assumption by Purchaser of the Assumed Liabilities, and (iii) the payment by Purchaser to Sellers of royalty payments pursuant to Section 3.2. Commencing on November 6, 2005 and provided that the Closing Date has not yet occurred, Purchaser shall have the right to terminate this Agreement pursuant to Section 4.4; provided, however, that in the event Purchaser terminates this Agreement pursuant to Section 4.4, Purchaser shall be paid the Expense Reimbursement on the first (1st) Business Day after such termination and Purchaser shall remain entitled to receive the Break-Up Fee in accordance with Section 7.1 upon the satisfaction of the conditions set forth therein.”

     Schedule 1.1(k)      Schedule 1.1(k) of the Asset Purchase Agreement is hereby amended and restated in its entirety to read as set forth in Annex C hereto.

     Schedule 2.7(i)       Schedule 2.7(i) is hereby deleted in its entirety.

     Schedule 2.7(ii)      Schedule 2.7(ii) is hereby deleted in its entirety.

     Exhibit E                Exhibit E is hereby deleted in its entirety.

     Exhibit G                Exhibit G is hereby deleted in its entirety.

ARTICLE II
MISCELLANEOUS

     Section 2.1      This Second Amendment contains the entire agreement of the Parties with respect to the subject matter covered in this Second Amendment.

     Section 2.2      This Second Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed in such State.

     Section 2.3      Except as amended hereby, all terms, conditions and provisions of the Asset Purchase Agreement remain in full force and effect, and the Asset Purchase Agreement shall continue in full force and effect.

     Section 2.4      This Second Amendment may be executed in two or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Party.

[Signature Page Immediately Follows]

     IN WITNESS WHEREOF, the Parties hereto have caused this Second Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

XANODYNE PHARMACEUTICALS, INC.

By:	/s/ William A. Nuerge

Name: William A. Nuerge Title: Chief Executive Officer

AAIPHARMA INC.

By:	/s/ Ludo J. Reynders

Name: Ludo J. Reynders, Ph. D. Title: President and Chief Executive Officer

AAIPHARMA, LLC.

By:	/s/ Ludo J. Reynders

Name: Ludo J. Reynders, Ph. D. Title: President and Chief Executive Officer

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